                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                           First Alliance Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:


________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:


________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:


________________________________________________________________________________
5)   Total fee paid:

     [_]  Fee paid previously with preliminary materials:


________________________________________________________________________________
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

[First Alliance Corporation
 Logo Here]
________________________________________________________________________________


                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

                       To be Held Thursday, April 27, 2000

                                   12:00 Noon


TO OUR STOCKHOLDERS:


         The 2000 Annual Meeting of Stockholders (the "Annual Meeting") of First Alliance Corporation, a Delaware corporation (the "Corporation") will be held at the Corporation's corporate headquarters at 17305 Von Karman Avenue, Irvine, California on Thursday, April 27, 2000, at 12:00 Noon local time, for the following purposes:

     1. To elect three directors of the Corporation to hold office for three year terms expiring at the 2003 Annual Meeting of stockholders or until their respective successors are elected and qualified;

     2. To approve a second amendment to the Corporation's Certificate of Incorporation that would eliminate the Class B Common Stock and reconstitute the common stock (i.e., the Class A Common Stock of the Corporation) to "Common Stock;"

     3. To amend the Corporation's 1996 Stock Incentive Plan to increase the number of shares available for issuance under the plan by an aggregate of 1,000,000 shares to 3,125,000;

     4. To ratify the appointment of Deloitte & Touche LLP as the independent accountants for the Corporation for the year ending December 31, 2000; and

     5. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

         The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made part of this Notice.

         The Board of Directors has fixed the close of business on March 14, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponements thereof. A list of such stockholders will be available at the time and place of the meeting and, during the ten days prior to the meeting, at the office of the Secretary of the Corporation, 17305 Von Karman Avenue, Irvine, California.


                                              By Order of the Board of Directors



                                              Susan E. Linder, Secretary

Irvine, California
March 14, 2000

                             YOUR VOTE IS IMPORTANT





WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                           FIRST ALLIANCE CORPORATION
                             17305 VON KARMAN AVENUE
                            IRVINE, CALIFORNIA 92614

                            _______________________

                                 PROXY STATEMENT

                            _______________________

                         ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 27, 2000



GENERAL

         This Proxy Statement and accompanying Proxy Card are being furnished to the stockholders in connection with the solicitation by the Board of Directors (the "Board") of First Alliance Corporation, a Delaware corporation (together with its subsidiaries, the "Corporation"), of proxies in the enclosed form to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on April 27, 2000 and at any and all postponements or adjournments thereof.

         Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use and exercise by written notice to the Secretary of the Corporation (Susan Linder) or upon request if the stockholder is present at the Annual Meeting and chooses to vote in person. If a proxy is properly signed and not revoked, the shares it represents will be voted in accordance with the instructions of such stockholder. If no specific instructions are given or the proxy is not returned to the Corporation, the shares represented by the proxy will be voted in favor of the proposals set forth in the Notice attached hereto.

         The Corporation has a policy that provides for the confidentiality of stockholder proxies, ballots and vote tabulations, subject to certain exceptions. The policy also provides for the tabulation of the vote by an independent third party.

         This Proxy Statement, the enclosed Proxy Card and the Corporation's Annual Report on Form 10-K for the year ended December 31, 1999 were first mailed to stockholders entitled to vote at the Annual Meeting on or about March 21, 2000.

VOTING RIGHTS

         Only stockholders of record at the close of business on March 14, 2000 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. On the Record Date the Corporation had outstanding approximately 17,864,788 shares of Class A Common Stock, $.01 par value (the "Class A Common Stock"), each such share being entitled to one vote held of record by approximately 1200 stockholders. Figures set forth in this proxy statement for Class A Common Stock have been adjusted by subtracting therefrom shares held by the Corporation as treasury stock as of the date with respect to which such figures are provided. A proxy given by any stockholder participating in the Corporation's 401(k) Plan will govern the voting of all full shares held for such stockholder's account under that plan. For information regarding holders of more than 5% of the outstanding common stock, see "Beneficial Ownership."

         The Annual Meeting will be held if a quorum is present. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum. If a quorum is present, a plurality vote of the shares of the Class A Common Stock of the Corporation present in person or by proxy at the meeting and entitled to vote is required for the election of directors under Proposal 1, and a majority vote of the shares of the Class A Common Stock for the amendment to the Certificate of Incorporation under Proposal 2, for the amendment to the 1996 Stock Incentive Plan under Proposal 3, and for ratification of the appointment of Deloitte & Touche as the designated independent accountants under Proposal 4. Abstentions are considered shares present and entitled to vote and therefore have the same legal effect as a vote against a matter presented at the meeting. Any shares as to which a broker or nominee does not have discretionary voting authority under applicable NASDAQ rules will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes.

         As of March 14, 2000, the Record Date, Brian Chisick, Chairman of the Board and Chief Executive Officer and a director of the Corporation, and his spouse, Sarah Chisick, a director of the Corporation, are the beneficial owners of 12,471,067 outstanding shares of Class A Common Stock, constituting approximately 69.8% of the outstanding voting power of the Corporation. Brian and Sarah Chisick intend to vote such shares for the nominees for election as directors named in Proposal 1, for the amendment to the Certificate of Incorporation set forth in Proposal 2, for the amendment to the 1996 Stock Incentive Plan set forth in Proposal 3, and for ratification of the appointment of the designated independent accountants under Proposal 4.

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Company's transfer agent, American Stock Transfer and Trust Company, which will act as Inspector of Elections. The Inspector of Elections will also determine whether or not a quorum is present. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of any matter submitted to the stockholders for a vote.

         The shares represented by the proxies received, properly marked, dated, signed and not revoked will be voted at the Annual Meeting. Where such proxies specify a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications made. Any proxy in the enclosed form which is returned but is not marked will be voted FOR election of each of the three nominees named below, FOR amending the Corporation's Certificate of Incorporation, FOR amendment of the Corporation's 1996 Stock Incentive Plan (the "Stock Incentive Plan") to increase the shares available for issuance thereunder, and FOR ratification of the appointment of the designated independent accountants.

         The Corporation will pay the cost of this solicitation, which will be made primarily by mail. Proxies may also be solicited in person, or by telephone, facsimile or similar means, by directors, officers or employees of the Corporation without additional compensation. Original solicitation of proxies by mail may be supplemented by additional mailings, telephone, telegram or personal solicitation by directors, officers or employees of the Corporation or its representatives. No additional compensation will be paid for any such services.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS


         At the Annual Meeting, the stockholders will elect three directors to serve until the 2003 Annual Meeting or until their respective successors are elected and qualified. All of the nominees are currently serving as directors of the Corporation.

INFORMATION CONCERNING THE NOMINEES AND CURRENT DIRECTORS

         The Corporation's Certificate of Incorporation provides that the members of the Board of Directors shall be divided into three classes. Each class is comprised of approximately one third of the current Board of Directors. The term of each director is three years. Each class of director stands for election for staggered terms of three years. The total number of directors comprising the Corporation's Board of Directors is currently set pursuant to the Corporation's bylaws at eight. Of this number, three members of the Board of Directors have terms expiring in April 2000 and three are nominees for election at the 2000 Annual Meeting of Stockholders. Of the aforementioned members, two have terms expiring at the 2001 Annual Meeting of Stockholders and three have terms expiring at the 2002 Annual Meeting of Stockholders.

         Unless instructions to the contrary are given, all proxies received by the Corporation will be voted for the election of the three nominees named below as directors of the Corporation to hold office until the 2003 Annual Meeting of Stockholders and until their respective successors are elected and qualified. Each nominee has indicated a willingness to be named as such and to serve as a director if elected. The Board of Directors expects all nominees named below to be available for election. Should any one of the nominees not be a candidate at the time of the Annual Meeting, the enclosed Proxy will be voted in favor of the other nominees with respect to whom a stockholder has not withheld a vote on such Proxy and for such substitute nominee(s) (if any) as shall be designated by the proxies named in the enclosed Proxy, or the number of directors may be reduced by the Board of Directors in accordance with the Bylaws of the Corporation. As of this date, the Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected. The three nominees have been recommended by the Board of Directors for three-year terms expiring at the 2003 Annual Meeting of Stockholders.

         Certain information concerning each of the three nominees including their ages as of March 1, 2000, is set forth below and based, in part, on information furnished by the nominees.

NOMINEES FOR DIRECTORS FOR THREE-YEAR TERMS EXPIRING IN 2003

                                                    PRINCIPAL OCCUPATIONS AND
         NOMINEE               AGE                       DIRECTORSHIPS
--------------------------------------------------------------------------------

Francisco Nebot                42            President, Chief Financial Officer
                                             and Member of the Board (SINCE JULY
                                             1998)

                                             Member: Stock Incentive Committee
                                             (SINCE APRIL 1999)


Daniel K. Perl                 50            Director (SINCE MARCH 2000)

                                             Member: Audit Committee (SINCE
                                             MARCH 2000)


Jeffrey Smith                  38            Executive Vice President, Chief
                                             Operating Officer and Member of the
                                             Board (SINCE JULY 1996)

                                             Member: Audit Committee (SINCE JULY
                                             1996); Compensation Committee
                                             (SINCE JULY 1998); and Stock
                                             Incentive Committee (SINCE JULY
                                             1998).


                       BACKGROUND OF NOMINEES FOR DIRECTOR

FRANCISCO NEBOT

         Mr. Nebot has been a Director of the Board since July 1998 and was appointed President and Chief Financial Officer of the Corporation as of February 2, 2000. Mr. Nebot serves as Executive Vice President and Chief Financial Officer of Coast Security Mortgage, Inc. From July 1998 until his appointment as President, Mr. Nebot served as Executive Vice President and Chief Financial Officer of the Corporation and Mr. Nebot also serves on the Stock Incentive Committee since April 1999. Mr. Nebot served as Vice President of Finance and Chief Accounting Officer for AMRESCO Residential Credit Corporation from September 1995 to July 1998. Mr. Nebot held the position of Senior Vice President and Chief Financial Officer at ITT Residential Servicing Corporation/Federal Bank from January 1994 to September 1995. From January 1986 to January 1994, he served as Executive Vice President and Chief Financial Officer for Shearson Lehman Mortgage Corporation. Mr. Nebot holds a Bachelor's degree in Business Administration, with an emphasis in finance and accounting, from the University of Barcelona, Spain. Mr. Nebot owns 2,000 shares of the Corporation's Class A Common Stock.

DANIEL L. PERL

         Mr. Perl was appointed a Director of the Board and served on the Audit Committee since March 1, 2000. In January 2000 Mr. Perl co-founded Denovia Corporation, a software company that designs and markets business solutions for the facilitation of E-Commerce via the Internet and serves as its Chairman and Chief Executive Officer. Since its formation in 1987, Mr. Perl is Chairman and Chief Executive Officer of Navieve Financial Corporation, a closely held consulting business for banks, savings and loan associations, as well as mortgage banks on the origination and disposition of assets. From January 1994 to July 1999, Mr. Perl served as Chairman, Chief Executive Officer and President of Life Bank and Chief Executive Officer and President of Life Financial Corporation, a federally chartered bank located in Riverside, California. From June 1992 to December 1993, Mr. Perl served as Senior Vice President of WCP Trading Corporation, an investment bank specializing in trading of high yield bonds. From February 1991 to June 1992 Mr. Perl served as Senior Vice President and Chief Credit Officer of City Thrift & Loan Association located in Los Angeles, California. Mr. Perl holds a Bachelor degree in Arts and History from the University of California Los Angeles.

JEFFREY SMITH

         Mr. Smith has been a Director of the Board and Executive Vice President and Chief Operating Officer of the Corporation since its formation in 1996 and has held the same office at First Alliance Mortgage Company since November 1995. Mr. Smith also served on the Audit Committee since its formation in 1996, and served on the Compensation Committee and the Stock Incentive Committee since July 1998. From 1981 to 1995 Mr. Smith held various positions at First Alliance Mortgage Company, including Assistant Director of Marketing, Director of Marketing and Vice President of Sales and Marketing.


                           RECOMMENDATION OF THE BOARD


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES LISTED ABOVE.

                                 PROPOSAL NO. 2

               AMENDMENT NO. 2 TO THE CERTIFICATE OF INCORPORATION


         The Board believes that the best interests of the Corporation and its stockholders will be served by amending and restating Article IV of the Company's Certificate of Incorporation (the "Certificate of Incorporation") to eliminate the current two classes of common stock of the Corporation and reconstitute such classes into one class of common stock.

         The Certificate of Incorporation currently provides that the Corporation has Class A and Class B Common Stock. As there is no Class B Common Stock outstanding, the Board believes that it will be in the best interests of the Corporation and its shareholders to eliminate the Class B Common Stock. As a result, the Board recommends that the Certificate of Incorporation be amended, in the form attached hereto as APPENDIX A, to effectively delete the Class B stock and reconstitute all stock into one class denoted as the Common Stock of the Corporation.

         Approval of the foregoing amendment to the Certificate of Incorporation will require the affirmative vote of holders of a majority of the outstanding common stock of the Corporation.



                           RECOMMENDATION OF THE BOARD


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE SECOND AMENDMENT TO THE CORPORATION'S CERTIFICATE OF INCORPORATION TO ELIMINATE TWO CLASSES OF COMMON STOCK AND RECONSTITUTING THE STOCK INTO ONE CLASS DESIGNATED "COMMON STOCK."

                                 PROPOSAL NO. 3

                             AMENDMENT NO. 2 TO THE

                            1996 STOCK INCENTIVE PLAN

         At the Annual Meeting, the Corporation's stockholders are being asked to approve an amendment to the Corporation's 1996 Stock Incentive Plan (the "Stock Incentive Plan") to increase the number of shares of common stock reserved for issuance under the Stock Incentive Plan by 1,000,000 shares to an aggregate of 3,125,000 shares.

         On April 27, 1999, the Board of Directors unanimously adopted, subject to shareholder approval, a second amendment (the "Increased Share Amendment") to the Stock Incentive Plan to increase the number of shares of the Corporation reserved for issuance thereunder from 2,125,000 to 3,125,000. The Board adopted the Increased Share Amendment to ensure that the Corporation could continue to grant stock options to employees and certain others at levels determined reasonable and appropriate by the Board and the Stock Incentive Committee.

         Approval of the Amendment to the Stock Incentive Plan requires the affirmative vote of a majority of the shares of the Corporation, represented in person or by proxy at the Annual Meeting, of Class A Common Stock. A copy of the proposed Increased Share Amendment to the Stock Incentive Plan is set forth in APPENDIX B to this Proxy Statement.

         The Stock Incentive Plan provides for (i) grants of options to purchase a specified number of shares of Class A Common Stock ("Options"), (ii) awards of restricted shares of Class A Common Stock, and (iii) performance awards. Under the Stock Incentive Plan, the total number of shares of the Corporation available to be granted prior to the proposed Increased Share Amendment was 2,125,000 shares of Class A Common Stock. As of March 14, 2000, Options and awards of restricted stock covering an aggregate of 2,207,177 shares of the Corporation's Class A Common Stock had been granted under the Stock Incentive Plan, as amended by the Board of Directors, and 917,823 remained available for future grants under the Stock Incentive Plan, as amended.

         The Stock Incentive Plan is administered by the Stock Incentive Committee. The Stock Incentive Committee is authorized to (i) select from among the eligible participants (which may include directors or officers of the Corporation) the individuals to whom Options, grants of restricted stock, and performance awards are to be granted, and (ii) to determine the number of shares to be subject thereto and the terms and conditions thereof. The Stock Incentive Committee is also authorized to adopt, amend and rescind the rules relating to the administration of the Stock Incentive Plan. Should certain extraordinary events occur, the Compensation Committee may make such adjustments, as such committee determines appropriate, in (i) the aggregate number and kind of shares reserved for issuance, (ii) the number of shares and kind covered by outstanding awards, and (iii) the exercise prices specified therein. EXCEPT FOR GRANTS THAT ARE APPROVED BY A MAJORITY OF THE DISINTERESTED MEMBERS OF THE COMPENSATION COMMITTEE, NO MEMBER OF THE STOCK INCENTIVE COMMITTEE WILL BE ELIGIBLE TO PARTICIPATE IN THE STOCK INCENTIVE PLAN.

         Non-qualified Options granted to the employee directors, officers and employees provide for, among other things, the right to purchase shares of Class A Common Stock at a specified price which may be less than fair market value on the date of grant, and usually will become exercisable in installments after the date of such grant. To employee directors, officers and employees and consultants for any reasonable term non-qualified Options may be granted by the Stock Incentive Committee.

         Incentive Options are designed to comply with the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and are subject to restrictions contained in the Code, including a requirement that exercise prices be equal to at least 100% of the fair market value of the underlying shares of Class A Common Stock on the date of such grant and a ten-year restriction on the length of the Option term, but may be subsequently modified to disqualify them from treatment as Incentive Stock Options. Under the Stock Incentive Plan and the Code, non-employee directors are not permitted to receive Incentive Stock Options.


                           RECOMMENDATION OF THE BOARD


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" AMENDMENT NO. 2 OF THE COMPANY'S 1996 STOCK INCENTIVE PLAN AS DESCRIBED ABOVE.

                                 PROPOSAL NO. 4


             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS


         Effective October 28, 1999, Deloitte & Touche LLP was engaged as the Corporation's independent accountants and have been appointed by the Board to continue as the Corporation's independent accountants for the fiscal year ending December 31, 2000. In the event that ratification of this selection of accountants is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of accountants.

         A representative of Deloitte & Touche LLP is expected to be at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.



                           RECOMMENDATION OF THE BOARD


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE CORPORATION'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

DIRECTORS AND EXECUTIVE OFFICERS

         The following is a list of the current executive officers and directors and the nominees for election to the Board of Directors of the Corporation.


           NAME                                POSITION(S) WITH THE CORPORATION             CLASS(a)
-------------------------------   -------------------------------------------------------  ----------

Brian Chisick (1)(2)              Chairman of the Board, Chief Executive
                                  Officer, and Director                                       II

Sarah Chisick                     Director                                                    II

Merrill Butler (2)(3)             Director                                                    III

Donald H. Kasle (1)(2)(3)         Director                                                    III

Daniel K. Stevenson (2)(3)        Director                                                    III

Francisco Nebot (1)               President, Chief Financial Officer and                       I
                                  Director, NOMINEE FOR REELECTION

Daniel L. Perl (3)                Director, NOMINEE FOR REELECTION                             I


Jeffrey Smith (1)(2)(3)           Executive Vice President, Chief Operating Officer and
                                  Director, NOMINEE FOR REELECTION                             I

Jerry Hager                       Vice President and General Counsel

Faez Kaabi                        Vice President and Controller

------------
(1)      Member of the Stock Incentive Committee
(2)      Member of the Compensation Committee
(3)      Member of the Audit Committee

------------

(a)  Class I term expires 2000 Annual Meeting of Stockholders
     Class II term expires 2001 Annual Meeting of Stockholders
     Class III term expires 2002 Annual Meeting of Stockholders

                             BACKGROUND OF DIRECTORS

       The age, present position with the Corporation, and principal occupation during the past five years of each Director and executive officer named above is set forth below, except Mr. Nebot, Mr. Perl and Mr. Smith, for whom such information is provided above under "Nominees for Directors for Three-Year Terms Expiring in 2003."


BRIAN CHISICK                 Director since 1996                         Age 60

         Mr. Chisick has been Chairman of the Board and Chief Executive Officer of the Corporation and its subsidiaries since February 2000. From June 1996 to February 2000 Mr. Chisick served as Chairman, Chief Executive Officer and President of the Corporation and its subsidiaries. From 1971 to June 1996 he served as Chairman of the Board, Chief Executive Officer and President of First Alliance Mortgage Company, a subsidiary of First Alliance Corporation. Mr. Chisick also serves on the Compensation and Stock Incentive Committees. He is a past Vice President of the Mortgage Bankers Institute, a statewide trade association of over 120 mortgage brokers. Mr. Chisick also served as a member of the legislative committee of the Mortgage Brokers Institute. Mr. Chisick has held a real estate broker's license since 1971. The aggregate amount of shares Mr. Chisick owns is 12,471,067 of which 8,434,837 shares he has sole voting power and 4,036,230 shares of which he has shared voting power with Sarah Chisick of the Corporation's Class A Common Stock.


SARAH CHISICK                 Director since 1996                         Age 59

         Mrs. Chisick has been a director of the Corporation since its formation in 1996. From 1971 to November 1999 Mrs. Chisick was a Vice President of First Alliance Mortgage Company. Her duties have in the past included projects in the loan servicing, foreclosure, marketing and investment departments. Mrs. Chisick is not active in the business operations of the Corporation. Mrs. Chisick is married to Mr. Brian Chisick. The aggregate amount of shares Mrs. Chisick owns is 4,036,230 shares with shared voting power with Brian Chisick of the Corporation's Class A Common Stock.

MERRILL BUTLER                Director since 1996                         Age 75

         Mr. Butler has been a director of the Board of the Corporation since its formation in 1996, and has served on the Compensation Committee since 1996 and the Audit Committee since 1999. Since 1983 Mr. Butler has served as President of Merrill Butler, Inc., a corporation formed to consult with savings and loan associations on real estate matters and which engages in small residential construction projects. During 1995 Mr. Butler also served on the Volunteer Executive Team organized to advise Orange County, California after the County had declared bankruptcy. Mr. Butler was also a co-creator of the Butler Popejoy Group, a general partnership that from 1992 to 1994 capitalized home-builders with equity funds to develop entry level housing projects. Mr. Butler is a past director of numerous organizations, including the Federal National Mortgage Association (Fannie Mae), Financial Corporation of America, American Savings and Loan, The Commodore Corporation, Far Western Bank, National Association of Home Builders, and the Building Industry Association of Southern California.

DONALD H. KASLE               Director since 1999                         Age 56

         Mr. Kasle has been a director of the Corporation since May 1999, serves on the Stock Incentive Committee as its Chairman and also serves on the Audit and Compensation Committees. Mr. Kasle is currently Managing Partner and Chief Executive Officer of Alldas Partners, LLC, an investment banking and consulting company. He has over 32 years experience in executive management, commercial lending and capital formation. He is also Chairman of QOMLINQ, as well as serving on the Boards of Directors of Commercial Capital Bancorp & Commercial Capital Bank of Irvine, California, and ColumbusNewport of Arlington, Virginia. Mr. Kasle co-founded the merchant banking firm, Newport Capital Partners, the predecessor company of ColumbusNewport. Formerly Mr. Kasle was the President and Chief Executive Officer of Western Financial Bank, a $3.5 billion institution located in Irvine, California. Prior to being at Western Financial, he was Chairman and CEO of Bank One, Dayton (Ohio), a $3.5 billion affiliate of Banc One Corporation. During Mr. Kasle's nine-year tenure, Bank One, Dayton, achieved record earnings every year and was named the top large bank affiliate within Banc One Corporation three years in a row. Mr. Kasle was the founding Chairman of the Institute of Certified Bankers of the American Bankers Association and past Chairman of the Board of the Stonier Graduate of Banking. In 1993, Stonier honored him with its Distinguished Alumni Award. He was also a former board member of America's Community Bankers and previously taught Banking/Commercial Lending at 10 national banking schools. He has served on the boards of numerous charitable and philanthropic organizations, including the Miami University
(Ohio) Board of Trustees and Chairman of the Miami University School of Business Administration Advisory Council. Mr. Kasle is a graduate of Miami University
(Ohio) and the Stonier Graduate School of Banking at Rutgers University. Mr. Kasle owns 10,000 shares of the Corporation's Class A Common Stock.

DANIEL K. STEVENSON           Director since 1999                         Age 67

         Mr. Stevenson has been a director of the Corporation since April 1999, serves on the Audit Committee as its Chairman, and on the Compensation Committee. Mr. Stevenson is Chairman of Management Action Programs, Inc., whose principal activities consist of conducting personal growth and effectiveness programs for chief executive officers and managers as well as productivity and profit improvement programs for companies ("MAP"). Since joining MAP in 1977, Mr. Stevenson has served in various other capacities, including President, Chief Executive Officer and Senior Consultant. Prior to his employment at MAP, Mr. Stevenson was President of Noland Paper Company and National Sales Manager for Nationwide Papers, Inc. of Chicago, Illinois.

JERRY HAGER                   Officer since 1999                          Age 42

         Mr. Hager has been Vice President and General Counsel of the Corporation since June 1999. From 1994 to June 1999, Mr. Hager served as Senior Counsel at the law offices of Buchalter, Nemer, Fields & Younger in Los Angeles, California. From 1989 to 1994, Mr. Hager served as Senior Counsel at the law offices of Smith & Smith in Los Angeles, California. Mr. Hager received his Juris Doctor in 1982 from Pepperdine University School of Law, Malibu, California, and holds a Bachelor's degree in Political Science with a Minor in Geography from California State University, Northridge, California. Mr. Hager is an Adjunct Professor of Law, Pepperdine University School of Law, Malibu, California, and is a member of the American Bar Association, Consumer Financial Services Subcommittee, The Orange County Bar Association, Financial Lawyers Conference, the Bankruptcy Forum, Aircraft Owners & Pilots Association, and Experimental Aircraft Association.

FAEZ KAABI                    Officer since 1998                          Age 32

         Mr. Kaabi has been Vice President and Controller for the Corporation since October 1998. Since 1996, Mr. Kaabi has held various managerial positions with the Corporation's operating company, First Alliance Mortgage Company. Prior to joining First Alliance Mortgage Company, Mr. Kaabi was employed by Deloitte & Touche LLP as a senior auditor. In 1990, Mr. Kaabi received his Bachelor's degree in Accounting from California State University, Fullerton, California. He received his C.P.A. in 1993. Mr. Kaabi owns 550 shares of the Corporation's Class A Common Stock.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

         During the fiscal year ended December 31, 1999 (the "Last Fiscal Year"), the Board of Directors (the "Board") held four meetings and acted by consent six times. Each of the incumbent directors attended at least 75% of the aggregate of all meetings of the Board and of the committees, if any, upon which such director served.

         The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Stock Incentive Committee.

         The Board has created and delegated certain authority to its Audit Committee, Compensation Committee and Stock Incentive Committee. The Corporation does not have a Nominating Committee.

         The committees of the Board and the number of meetings held by each such committee during 1999 were:

                                                         NUMBER OF MEETINGS
             COMMITTEE NAME                               HELD DURING 1999
             --------------                               ----------------

             Audit Committee                                    Four
             Compensation Committee                             Four
             Stock Incentive Committee                          Four

AUDIT COMMITTEE

         The Audit Committee consists of five directors, four of which are independent, non-employee directors of the Corporation.

         The Audit Committee members are:

                             Daniel K. Stevenson, Chairman
                             Merrill Butler
                             Donald H. Kasle
                             Daniel L. Perl (AS OF MARCH 1, 2000)
                             Jeffrey Smith

         The Audit Committee, among other things, reviews with management, the Corporation's independent public accountants, and its internal auditors upon completion of each audit, the annual financial statements of the Corporation, the independent accountants report thereon and the other relevant financial information to be included in the Corporation's Annual Report on Form 10-K and its Annual Report to stockholders, and reports to and makes recommendations to the Board concerning the engagement of independent accountants, monitors and reviews the quality and activities of the Corporation's audit function, monitors the adequacy of the Corporation's internal operating controls, and reviews the significant accounting policies of the Corporation.

         The Audit Committee adopted its Charter on October 21, 1996. A copy of the Audit Committee Charter is set forth in APPENDIX C to the Proxy Statement. The Audit Committee is satisfied that it met its responsibilities during 1999 in compliance with its Charter.

         The Audit Committee conferred with the Corporation's auditors, Deloitte & Touche LLP, at its January 2000 meeting and reviewed the new requirements for Audit Committees adopted by the Securities and Exchange Commission ("SEC") effective December 14, 1999. The Corporation must satisfy such requirements by June 14, 2001. The Audit Committee and the Board of the Corporation support the Audit Committee's compliance with the new committee structure and membership requirements set by the SEC.

COMPENSATION COMMITTEE

         The Compensation Committee consists of five directors, three of which are independent, non-employee directors of the Corporation. The Compensation Committee members are:

                             Merrill Butler, Chairman
                             Brian Chisick
                             Donald H. Kasle
                             Jeffrey Smith
                             Daniel K. Stevenson

         The Compensation Committee, among other things, reviews salaries, benefits and other compensation, excluding stock based compensation of directors, officers and other employees of the Corporation, and makes recommendations to the Board with respect to the foregoing.

STOCK INCENTIVE COMMITTEE

         The Stock Incentive Committee consists of four directors, one of which is an independent, non-employee director of the Corporation. The Stock Incentive Committee members are:

                             Donald H. Kasle, Chairman
                             Brian Chisick
                             Francisco Nebot
                             Jeffrey Smith


         The Stock Incentive Committee is authorized to make stock based compensation grants under the Corporation's 1996 Stock Incentive Plan.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

         Set forth in the Summary Compensation Table below is certain compensation information concerning the annual and long-term compensation for services in all capacities for the Corporation during 1999 and the preceding two fiscal years of those persons who were, as of December 31, 1999, (i) the Chief Executive Officer (ii) each executive officer, and (iii) officers otherwise among the four most highly compensated (the "Named Officers"), other than the Chief Executive Officer. Executive Officers are those officers considered Corporate Officers of the Corporation. Share amounts have been adjusted to reflect the October 31, 1997 three-for-two stock dividend.


                                     SUMMARY COMPENSATION TABLE
                                                               ANNUAL COMPENSATION            LONG TERM COMPENSATION
                                                        ---------------------------------- ---------------------------
                                                                                             SECURITIES UNDERLYING
                                                          SALARY (1)        BONUS (1)             OPTIONS (2)
       NAME AND PRINCIPAL POSITION           YEAR             ($)              ($)                    (#)
----------------------------------------- ------------- ------------------ --------------- ---------------------------

Brian Chisick                                1999                395,000              --              200,000
   CHAIRMAN AND CHIEF EXECUTIVE OFFICER      1998                395,000              --              154,085
                                             1997                395,000              --                   --

Francisco Nebot (3)                          1999                236,666         150,000              110,000
   PRESIDENT AND CHIEF FINANCIAL OFFICER     1998                 90,128         120,000               77,042
   (BEGINNING IN FEBRUARY 2000, MR.          1997                     --              --                   --
   NEBOT BEGAN SERVING AS PRESIDENT.)

Jeffrey W. Smith                             1999                240,000         100,000              143,662
   EXECUTIVE VICE PRESIDENT AND CHIEF        1998                240,000         120,000               38,527
   OPERATING OFFICER                         1997                240,000       1,150,000                9,677

Jerry Hager (4)                              1999                 73,157          50,000               30,000
   VICE PRESIDENT, GENERAL COUNSEL           1998                     --              --                   --
                                             1997                     --              --                   --

Faez Kaabi (5)                               1999                109,330          15,000               29,768
  VICE PRESIDENT, CONTROLLER                 1998                 78,900          17,500                3,944
                                             1997                     --              --                   --

Mark Chisick (6)                             1999                105,000              --                  --
   PRESIDENT, COAST SECURITY MORTGAGE,       1998                     --              --                  --
   INC.                                      1997                     --              --                  --

Edwin C. Summers (7)                         1999                     --              --                   --
   VICE PRESIDENT, GENERAL COUNSEL AND       1998                101,397              --                   --
   SECRETARY                                 1997                173,162          47,687                2,108

------------
(1) Amounts shown include amounts earned but deferred at the election of executive officers under the Corporation's 401(k) Plan (the "401(k) Plan"), a qualified defined contribution plan under Section 401(k) of the Code. The cost of perquisites is not disclosed for any executive officer named in the table because the disclosure threshold (the lower of $50,000 or 10% of salary plus bonus) was not reached.

(2)  Includes grants made under the Corporation's 1996 Stock Incentive Plan.

(3)  Beginning in February 2000, Mr. Nebot began serving as President.

(4)  Mr. Hager was employed by the Corporation in June, 1999.

(5) Mr. Kaabi was appointed Vice President and Controller of the Corporation in October, 1998.

(6) Mark Chisick is President of Coast Security Mortgage, Inc. ("Coast"), a wholly owned subsidary of the Corporation. Coast was acquired in July 1999. Mark Chisick is the son of Brian Chisick, Chairman and Chief Executive Officer of the Corporation.

(7) Mr. Summers resigned his position as of June 30, 1998. His successor, Ms. Wendy P. Rianda, was employed from September 1998 to April 1999.

STOCK OPTION GRANTS IN 1999

         The following table is a summary of all stock options granted to the named Executive Officers during 1999. Individual grants are listed separately for each named officer. In addition, this table shows the potential gain that could be realized if the fair market value of the Corporation's stock were to appreciate at either a 5% or 10% annual rate over the period of the option term.

                            NUMBER OF        PERCENT OF                                    POTENTIAL REALIZABLE
                            SECURITIES      TOTAL OPTIONS    PER SHARE                       VALUE AT ASSUMED
                            UNDERLYING       GRANTED TO       EXERCISE                        ANNUAL RATES OF
                             OPTIONS        EMPLOYEES IN      OR BASE     EXPIRATION            STOCK PRICE
          NAME             GRANTED (1)       FISCAL YEAR       PRICE         DATE              5%          10%
                               (#)               (%)            ($)                           ($)          ($)
-------------------------------------------------------------------------------------------------------------------

Brian Chisick                100,000            7.70            3.6250     04/26/09           227,974      577,732
                             100,000            7.70            2.5000     12/02/09           147,043      382,225

Francisco Nebot               50,000            3.85            3.6250     04/26/09           113,987      288,866
                              60,000            4.62            2.5000     12/02/09            88,226      229,335

Jeffrey W. Smith             103,662            7.98            3.6250     04/26/09           236,323      598,888
                              40,000            3.08            2.5000     12/02/09            58,817      152,890

Jerry Hager                   10,000            0.77            3.3910     06/06/09            21,320       54,034
                              20,000            1.54            2.5000     12/02/09            29,409       76,445

Faez Kaabi                     3,768            0.29            3.6250     04/26/09             8,590       21,769
                              20,000            1.54            3.2813     05/23/09            41,271      104,589
                               6,000            0.46            2.5000     12/02/09             8,823       22,933

(1) All Options vest incrementally beginning six months from the date of grant in 25% increments in each year thereafter. No stock appreciation rights have been granted.

         The total number of options outstanding (vested and unvested) as of December 31, 1999 for the named individuals as a group and for all employees as a group represents approximately 4.9% and 5.5%, respectively, of the Corporation's outstanding Class A Common Stock as of that date.

            AGGREGATED OPTION EXERCISES IN 1999; OPTIONS OUTSTANDING
                         AND VALUES AT DECEMBER 31, 1999

         The following table shows options that were exercised during 1999 and the number of shares and the value of grants outstanding as of December 31, 1999 for each named Officer.

         Share amounts in the table below have been adjusted to reflect the October 31, 1997 three-for-two stock dividend.

                                                       NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                         NUMBER OF                      UNDERLYING OPTIONS                IN THE MONEY OPTIONS
                          SHARES                       AT DECEMBER 31, 1999             AT DECEMBER 31, 1999 (1)
                         ACQUIRED        VALUE     ------------------------------ -------------------------------------
         NAME           ON EXERCISE   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE ($)   UNEXERCISABLE ($)
-------------------- --------------- ------------- -------------- --------------- ----------------- -------------------
Brian Chisick               --            --          88,521         265,564             --                --

Francisco Nebot             --            --          31,760         155,282             --                --

Jeffrey W. Smith            --            --          105,130        169,236             --                --

Jerry Hager                 --            --           2,500         27,500              --                --

Faez Kaabi                  --            --           9,358         28,122              --                --

------------
(1) The value of unexercised options is based on the average of the high and low prices of Class A Common Stock on December 31, 1999 ($1.875), less the exercise price of the option multiplied by the number of options outstanding.

COMPENSATION OF DIRECTORS

         The non-employee directors of the Corporation or its subsidiaries receive an annual retainer fee of $15,000 and a fee of $1,000 for each Board meeting attended and are reimbursed for reasonable expenses incurred in connection with attendance at Board of Directors' meetings or Committee meetings. A meeting fee of $500 is paid to non-employee directors for telephonic meetings of 30 minutes or less. Committee chairs also receive an annual retainer of $1,500. Directors who are employees of the Corporation or its subsidiaries do not receive fees for their services as directors.

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE CORPORATION'S FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE STOCK PERFORMANCE GRAPH WHICH FOLLOWS SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Committee has furnished the following report on executive compensation.

         The Compensation Committee (the "Committee"), composed of a total of five directors, three of whom are non-employee directors, makes recommendations to the Board of Directors (the "Board") regarding the administration of compensation for Executive Officers (the "Executives") and the terms and conditions of their employment.

OVERALL POLICY

         The Committee and the Board believe that the Corporation's executive compensation program should be designed to be linked closely to the Executive's success in meeting specified performance goals and to appreciation in the Corporation's stock price thereby creating value for stockholders. The overall objectives are to attract and retain the best executive talent, to motivate these executives to achieve goals that will advance the Corporation's business strategies, to link executive and stockholder interests through equity based plans, and to provide a compensation package that recognizes individual contributions as well as overall business results.

         For 1999 the Committee conducted a review of the compensation of each of the Corporation's executive officers, taking into account the detailed performance reviews and recommendations of Mr. Chisick (except with respect to Mr. Chisick's own performance). The Compensation Committee did not determine it necessary to, and did not attempt to, specifically analyze compensation levels at companies included in the index under the caption "Performance Graph."

         The key elements of the Corporation's executive compensation program consist of a base salary and an annual bonus including stock options. The Committee's policies with respect to these elements, including the basis for the compensation paid and awarded to Mr. Chisick, the Corporation's Chairman and Chief Executive Officer, are discussed below. In addition, while the elements of compensation described below are considered separately, the Committee takes into account the full compensation package afforded by the Corporation to the individual. In the case of Mr. Chisick, such compensation and benefits are specified in an employment contract entered into between said individual and the Corporation prior to the formation of the Committee. See "Brian Chisick Agreement" on page 25.

BASE SALARIES

         In reviewing base salaries for new executive officers, the Committee will evaluate the responsibilities of the position to be held and the experience of the individual, and will also refer to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies.

         Annual salary adjustments are not usually part of the Corporation's executive compensation program, consistent with the Corporation's historical practice of rewarding superior performance through annual bonus incentives.

         With respect to Mr. Chisick's base salary in 1999, while in the Committee's view a meaningful increase in Mr. Chisick's base salary was warranted and would have been consistent with the Corporation's approach to annual salary adjustments for other executive officers, Mr. Chisick declined to accept any increase. Accordingly, no increase was made in Mr. Chisick's base salary for 1999.

ANNUAL BONUS; STOCK OPTIONS

         The Corporation's executive officers, other than Messrs. Chisick, Nebot and Smith, are eligible for an annual bonus under the Corporation's Incentive Bonus Plan. Stock Option Committee members are not eligible to participate in the Stock Incentive Plan except for grants that are approved by a majority of the disinterested members of the Compensation Committee. Bonuses under the Corporation's Incentive Stock Option Plan generally consist of equal amounts paid in cash and stock option grants, and is based principally upon achievement of individual and corporate performance objectives established at the beginning of each year, as determined by Mr. Chisick and approved by the Committee. The total amount of the bonus award can range from zero to 100% of base salary and, in the case of extraordinary achievement, up to 200% of the executive's base salary.

         Individual objectives generally relate to achieving targeted goals in the areas of growth in sales, reduction in costs and improved operating efficiencies for operating units. Non-operating executives' objectives are more closely related to identification and realization of opportunities for reducing costs and increasing productivity for staff functions, and in adding to stockholder value through improved liquidity of the Corporation's stock and greater recognition of its worth. Each of the specified performance measures is weighed according to the executive's responsibilities for achieving them, and progress toward the goals of each is assessed by Mr. Chisick and reported to and considered by the Committee.

         Consistent with the Corporation's compensation plan for all employees, the Corporation grants to its executive officers stock options with an aggregate exercise price equal to a recipient's annual cash bonus. Options become exercisable in four annual installments commencing six months from the date of the grant, and have a term of ten years. This approach is designed to promote the creation of stockholder value over the long term, since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years. The number of options is determined by dividing the amount of the award by the fair market value of the Corporation's Class A Common Stock on the date of the award. The fair market value of this stock is calculated as the arithmetic average of the high and low prices at which it traded on the date of the award. The product of the option exercise price and the number of shares with respect to which options are granted is thus equal to the amount of the total annual cash bonus award.

         The Committee determined, based upon Mr. Chisick's decision to decline any cash bonus payment, to award him an option to purchase 100,000 shares of the Corporation's Class A Common Stock at an exercise price of $2.50 per share. The exercise price is equal to 100% of the fair market value of such stock on December 3, 1999, the date of the grant, calculated according to the procedure described above.

CONCLUSION

         Through the program described above, the Committee believes that these policies and programs are competitive and result in a significant portion of the Corporation's executive compensation being linked directly to individual and Corporation performance. In 1999, approximately 21.4% of the Corporation's compensation of the executives listed on page 18 consisted of cash bonus awards. The Committee intends to continue the policy of linking executive compensation to the attainment of stated annual goals, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         There are currently no "interlocks" (within the meaning of the Securities and Exchange Commission's Proxy rules) with respect to any member of the Committee during 1999. "Interlocks" means that it was not the case that an executive officer of the Corporation served as a director or member of the Compensation Committee of another entity and as executive officer of the other entity served as a director or member of the Compensation Committee of the Corporation. Mr. Chisick, a member of the Compensation Committee, is also the Chairman and Chief Executive Officer of the Corporation, and has certain relationships requiring disclosure under Item 404 of Regulation S-K, each of which is described under "Certain Transactions."

                             Compensation Committee:

                             Merrill Butler, Chairman
                             Brian Chisick
                             Donald H. Kasle
                             Jeffrey Smith
                             Daniel K. Stevenson

PERFORMANCE GRAPH

         The following five-year graph compares the Corporation's cumulative stockholder return on its Class A Common Stock with the cumulative total return, assuming reinvestment of dividends, of the NASDAQ - Total U.S. Index, the SNL Specialty Lender Index, and the SNL Home Equity Lenders Index since July 26, 1996, the date on which trading in the Corporation's Class A Common Stock began following its registration under Section 12 of the Exchange Act. The stock price performance on the following graph is not necessarily indicative of future stock price performance.






                     [TOTAL RETURN PERFORMANCE GRAPH HERE]









*Assumes $100 invested on July 26, 1996. The chart reflects the October 31, 1997 three-for-two stock dividend.


                                                             PERIOD ENDING
                                    -------------------------------------------------------------------
INDEX                                  7/26/96      12/31/96      12/31/97      12/31/98      12/31/99
-------------------------------------------------------------------------------------------------------
First Alliance Corporation              100.00        177.95        162.14         33.09         16.54
NASDAQ - Total US                       100.00        119.36        146.30        206.15        372.43
SNL Specialty Lender Index              100.00        125.27        176.81        221.65        219.60
SNL Home Equity Lenders Index           100.00        110.03         68.53         16.25          8.03


NOTE: The Corporation used the SNL Specialty Lender Index for the comparison used in the Total Return Performance graph and also included the SNL Home Equity Lenders Index, as this index provides a more accurate comparison of the performance of the Company's other peers in the industry.

                              EMPLOYMENT AGREEMENTS

         BRIAN CHISICK AGREEMENT. The Corporation entered into an employment agreement with Mr. Chisick dated July 1, 1996 providing for an initial term of three years, subject to automatic three-year renewal unless either party provides notice of an intention not to renew. Under this Agreement, Mr. Chisick will receive an annual salary of $395,000, subject to annual increases (but not decreases) and bonuses as may be determined by the Board of Directors, as well as certain other benefits including medical, insurance, death and disability benefits, use of an automobile and reimbursement of employment related expenses.

         FRANCISCO NEBOT AGREEMENT. The Corporation has entered into an employment agreement with Mr. Nebot dated July 7, 1998 providing for an indefinite employment term. The Corporation or Mr. Nebot may terminate the employment agreement at any time. Under this Employment Agreement, Mr. Nebot will receive an annual salary of at least $200,000 per annum, subject to annual increases (but not decreases) and bonuses, as determined by the Board of Directors, as well as certain other benefits including medical insurance, death and disability benefits, use of an automobile and reimbursement of employment-related expenses. Pursuant to the employment agreement, Mr. Nebot was granted on July 7, 1998, options to purchase 50,000 shares of Class A Common Stock under the Corporation's 1996 Stock Incentive Plan. In the event of a change of control, a merger, acquisition or outright sale of the Corporation, per amendment dated September 8, 1999, the Corporation will compensate Mr. Nebot in an amount as determined as of the time of the merger, acquisition, outright sale or transfer of all of the assets of the Corporation or any of its subsidiaries and Mr. Nebot will be eligible for severance benefits as further described in the employment agreement.

         JEFFREY SMITH AGREEMENT. First Alliance Mortgage Company, a wholly owned subsidiary of the Corporation, entered into an employment agreement with Mr. Smith providing for an indefinite employment term which began on December 3, 1986. The Corporation or Mr. Smith may terminate his employment at any time. Per the amended agreement between the Corporation and Mr. Smith dated September 8, 1999, in the event of a change of control, a merger, acquisition or outright sale of the Corporation, the Corporation agrees to compensate Mr. Smith in an amount as determined as of the time of the merger, acquisition, outright sale or transfer of all of the assets of the Corporation or any of its subsidiaries.

         MARK CHISICK AGREEMENT. Coast Security Mortgage, Inc., a wholly owned subsidary of the Corporation, entered into an employment agreement with Mr. Chisick providing for an indefinite employment term which began on July 2, 1999. Mark Chisick and Brian Chisick are related (i.e., Mark Chisick is the son of Brian Chisick). The Corporation or Mr. Chisick may terminate his employment at any time. Under this Employment Agreement, Mr. Chisick will receive an annual salary of at least $210,000 per annum, subject to annual increases (but not decreases) and bonuses as further described in the employment agreement, as well as certain other benefits including medical insurance, death and disability benefits, use of an automobile and reimbursement of employment-related expenses.

                              CERTAIN TRANSACTIONS

         ACQUISITION OF COAST SECURITY MORTGAGE, INC. In July 1999 the Corporation acquired Coast Security Mortgage, Inc. ("Coast"), a retail mortgage company that originated approximately $100,000,000 of sub-prime first mortgages in each of the last two years. Under the terms of the purchase agreement, the Corporation paid $4 million dollars for Coast. The purchase was finalized subject to customary indemnification, monetary hold backs and an independent third party evaluation regarding pricing and terms of the transaction. Prior to the acquisition, Coast was owned by, among others, Mark Chisick and Brad Chisick, each of whom are sons of Brian Chisick, Chairman and Chief Executive Officer of the Corporation.

         PAYMENT OF UNITED KINGDOM SECURED TERM LOAN FACILITY WITH HAVERSTOCK, L.P., A CALIFORNIA LIMITED PARTNERSHIP. In 1998, First Alliance Mortgage Company, a wholly owned subsidiary of the Corporation, entered into a (pound)39 million secured term loan facility with Haverstock, L.P., a California Limited Partnership ("Haverstock"). Haverstock is owned by Brian and Sarah Chisick, the majority stockholders of the Corporation. The debt under the Haverstock facility was secured by mortgages held for investment (which were generated by the Corporation's affiliate, First Alliance Mortgage Company, which made loans in the United Kingdom), bore a fixed interest rate of 8.5%, and matured as the underlying pledged mortgages were liquidated. In July 1999, First Alliance Mortgage Company sold the portfolio of its United Kingdom loans. The sale of the portfolio allowed First Alliance Mortgage Company to completely exit its United Kingdom operations. The proceeds of the sale were used to repay the secured term loan facility.

         EXTENSION OF WAREHOUSE FINANCING FACILITY AGREEMENT WITH LEHMAN COMMERCIAL PAPER, INC., AND GRANT OF WARRANT. In October 1999, the Company extended its $150 million warehouse financing facility due to expire in December 1999 to December 2000. As partial consideration for this facility, the Corporation agreed to grant Lehman Commercial Paper, Inc., (the "Warehouse Lender"), stock warrants to purchase an aggregate of 4.9% of the outstanding shares of the Corporation's Class A Common Stock with an effective date of January 15, 2000. This warehouse financing facility is secured by loans originated or purchased by the Corporation, and bears interest at a rate ranging between 1.25% to 1.75% over one-month United States ("US") dollar denominated London Interbank Offered Rate. Additionally, in December 1999, the Corporation amended the effective date of the stock warrants granted the Warehouse Lender in 1998, which represents the option to purchase 1% of the outstanding shares of the Corporation's Class A Common Stock. The effective date was changed from February 15, 1999 to January 15, 2001.

         AFFINITY REAL ESTATE SECURED CREDIT CARD AGREEMENT WITH FIDELITY FEDERAL BANK. In February 1997 the Corporation entered into an affinity real estate secured credit card agreement with Fidelity Federal Bank, a Federal Savings Bank ("Fidelity"). Under the terms of this agreement, Fidelity agreed to fund the affinity credit card balance and pay the Corporation for its solicitation services, customer services and collection efforts. The agreement also provides that following termination of the program by Fidelity, the Corporation is obligated to purchase the outstanding balance on the credit cards originated under the program. In June 1999 Fidelity notified the Corporation of its intent to terminate the program by February 24, 2000. The Corporation is currently disputing the terms of the obligation to purchase the outstanding balance of the credit cards and the parties have sought arbitration of the dispute. Nevertheless, the Corporation is currently pursuing the sale of its credit card portfolio and has discontinued the issuance of new credit cards. There is, however, no assurance that the Corporation will be successful in selling the credit card portfolio, which currently has an available credit line of approximately $21.5 million and an outstanding balance as of March 1, 2000 of approximately $16.3 million, or be able to have the appropriate capital or financing in place to purchase these assets.

         BUSINESS RELATIONSHIP WITH MANAGEMENT ACTIONS PROGRAMS, INC. Mr. Stevenson is Chairman of the Board of M.A.P. and has served as a director of the Corporation since April 1999. Since May 1981 First Alliance Mortgage Company, a California corporation ("FAMCO"), has maintained a business consulting relationship with Management Action Programs, Inc. In 1999 M.A.P. received approximately $57,870 for consulting services provided to First Alliance Mortgage Company.

         BUSINESS RELATIONSHIP WITH FINANCIAL SERVICES FOR COLUMBUSNEWPORT. Mr. Kasle has served as a director of the Corporation since May, 1999. Since late 1999 Financial Services for ColumbusNewport ("Financial Services") provides FAMCO with consulting services. As of March 1, 2000 Financial Services received approximately $110,400 for services rendered. In 1998 Mr. Kasle Co-Founded Newport Capital Partners and served as President of Financial Services of its successor company, ColumbusNewport.

         BUSINESS RELATIONSHIP WITH MJB ASSOCIATES, INC. The Corporation's corporate headquarters are located at 17305 Von Karman Avenue, Irvine, California 92614-6203 where the Corporation leases approximately 40,000 square feet from MJB Associates, Inc., a California Limited Partnership ("MJB"). MJB is owned by Brian and Sarah Chisick, the majority stockholders of the Corporation. The lease expires on January 31, 2003, and the Corporation has an option to renew the lease for five years. In 1999 MJB received from the Corporation rental income of approximately $507,477.

         SERVICING OF CERTAIN LOANS. The Corporation services mortgage loans for certain related parties pursuant to written agreements entered into prior to the Initial Public Offering in 1996 (the "IPO"), under which no servicing fees are charged. All such agreements entered into since the IPO provide for servicing fees consistent with the servicing fees charged to third parties for such services. At December 31, 1999, the outstanding balances of such loans serviced on behalf of Brian Chisick, Brad Chisick, Mark Chisick and Jamie Chisick were $1,848,178, $255,540, $55,017 and $60,356 respectively. Brad, Mark and Jamie
Chisick are the sons of Brian and Sarah Chisick.

         The Corporation's bylaws require that all transactions between it, on the one hand, and the immediate family of Brian Chisick, or their affiliates, on the other hand, must be approved by a majority of the independent directors of the Corporation.

         AMENDMENT TO THE CORPORATION'S BYLAWS. In February 2000 the Board of Directors determined that it was in the best interests of the Corporation and its stockholders to amend and re-state the bylaws to provide for an increase in the number of directors from seven to eight. As of March 1, 2000 the total number of directors comprising the Corporation's Board of Directors is set pursuant to the Corporation's Bylaws at eight. On March 1, 2000 Daniel L. Perl agreed to serve as a director until his term expires at the Annual Stockholders meeting in 2000. Mr. Perl is a nominee for re-election.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         Whenever in this proxy statement information is presented as to "beneficial ownership," please note that such ownership indicates only that the person shown, directly or indirectly, has or shares with others the power to vote (or to direct the voting of) or the power to dispose of (or to direct the disposition of) such shares; he or she may or may not have any economic interest in the shares. The reporting of information herein does not constitute an admission that any such person is, for the purpose of Sections 13 or 16 of the Securities Exchange Act of 1934, as amended, the "beneficial owner" of the shares shown herein.

         The following table sets forth certain information regarding beneficial ownership of the Corporation's Class A Common Stock as of March 14, 2000 (the "Record Date"), by (i) each person known by the Corporation to be the beneficial owner of more than 5% of the outstanding shares of the Corporation's Class A Common Stock, (ii) each director of the Corporation, and (iii) all directors and officers named in the SUMMARY COMPENSATION TABLE on page 18 (the "Named Officers"). Share amounts set forth below reflect the October 31, 1997 three-for-two stock dividend, and percentage calculations are based upon outstanding shares net of shares held by the Corporation as treasury stock.

                                                          BENEFICIAL OWNERSHIP OF
                                                           CLASS A COMMON STOCK
                                            --------------------------------------------------
                                                                            PERCENT OF
                                                                              CLASS A
                                                    NUMBER OF              COMMON STOCK
              NAME OF BENEFICIAL                   SHARES (1)               OUTSTANDING
                OWNER OR GROUP                         (#)                      (%)
------------------------------------------- --------------------------- ----------------------
The Capital Group Companies                        1,750,000                   9.80
CAPITAL GUARDIAN TRUST CO.
   333 SOUTH HOPE STREET
   LOS ANGELES, CA  90071

Brian and Sarah Chisick Trust,                    12,559,588 (2)               69.76
   DIRECTORS

Francisco Nebot, DIRECTOR, PRESIDENT,                 46,260 (4)               (3)
   AND CHIEF FINANCIAL OFFICER

Jeffrey W. Smith, DIRECTOR, EXECUTIVE                125,755 (5)               (3)
   VICE PRESIDENT AND CHIEF OPERATING
   OFFICER

Merrill Butler, DIRECTOR                              46,875 (5)               (3)

Donald H. Kasle, DIRECTOR                             22,500 (6)               (3)

Daniel L. Perl, DIRECTOR                                   0 (5)               (3)

Daniel K. Stevenson, DIRECTOR                         12,500 (5)               (3)

Jerry Hager, VICE PRESIDENT AND GENERAL
   COUNSEL                                             2,500 (5)               (3)

Faez Kaabi, VICE PRESIDENT AND
   CONTROLLER                                         11,131 (7)               (3)

Mark Chisick, PRESIDENT, COAST SECURITY                    0 (5)               (3)
   MORTGAGE, INC.

Edwin C. Summers                                           0 (8)               (3)
   VICE PRESIDENT, GENERAL COUNSEL AND
   SECRETARY

All Directors, Executive Officers and Named       12,827,109 (9)               70.45
Officers as a Group
(10 PERSONS)

------------
(1) Unless otherwise indicated and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by him or her. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). In computing the number of shares beneficially owned by a person and the percentage ownership of that person's shares of Class A Common stock that can be acquired by such person within 60 days from March 1, 2000 upon the exercise of options and warrants are deemed outstanding. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days from March 1, 2000 have been exercised.

(2) Includes 88,521 shares with respect to which options are exercisable within 60 days from March 1, 2000. Includes 1,204,583 shares held by The Chisick Trust No. 1 U/A/D 3-30-96; includes 1,205,387 shares held by The Chisick Trust No. 2 U/A/D 3-30-96; includes 3,000,000 shares held by The Chisick Trust No. 3 U/A/D 4-30-99; and includes 3,000,000 shares held by The Chisick Trust No. 4 U/A/D 4-30-99 of which Brian Chisick is the sole trustee, and includes 4,036,230 shares held by the Brian and Sarah Chisick Revocable Trust U/A 3-7-79, of which Brian and Sarah Chisick are the trustees. Also includes a total of 24,867 shares held by grantor trusts established for the benefit of four of Mr. and Mrs. Chisick's grandchildren, of which trusts Mr. Chisick is the sole trustee.

(3)  Less than 1%.

(4) Includes 44,260 shares with respect to which options are exercisable within 60 days from March 1, 2000.

(5) Represents shares with respect to which options are exercisable within 60 days from March 1, 2000.

(6) Includes 12,500 shares with respect to which options are exercisable within 60 days from March 1, 2000.

(7) Includes 10,581 shares with respect to which options are exercisable within 60 days from March 1, 2000.

(8)  Mr. Summers resigned his position as of June 30, 1998.

(9) Includes 344,042 shares with respect to which all Directors, Executive Officers and Named Officers as a group hold options exercisable within 60 days from March 1, 2000.


         The Corporation's 401(k) Plan owned a total of 51,649 shares of the Corporation's Class A Common Stock on December 31, 1999. Although the Corporation is the Administrator of the 401(k) Plan, the 401(k) Plan was established and is administered to achieve the purposes for which it was created for the exclusive benefit of its participants, and employees participating in the 401(k) Plan are entitled to vote all shares allocated to their accounts. Accordingly, the 401(k) Plan does not constitute a "group" within the meaning of
Section 13(d) of the Securities and Exchange Act of 1934, as amended.

                                     GENERAL

OTHER BUSINESS

         The Board does not know of any other business that will be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting or at any adjournment or postponement thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

INDEPENDENT ACCOUNTANTS

         The accounting firm of Deloitte & Touche LLP has acted as the Corporation's independent accountants since its inception in 1996 and has been recommended by the Audit Committee and selected by the Board of Directors to serve as the Corporation's independent auditors for the 2000 fiscal year.

         Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

SOLICITATION OF PROXIES

         The cost of soliciting proxies will be borne by the Corporation. Proxies may be solicited by mail, telephone or telegraph, or personally by directors, officers and regular employees of the Corporation and its subsidiaries, none of whom will receive any special compensation for such services which will be performed in addition to their regular duties. The Corporation will reimburse persons holding stock in their names or in the names of their nominees for their reasonable expenses incurred in forwarding proxy material to their principals.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         Any eligible stockholder (as defined below) of the Corporation wishing to have a proposal considered for inclusion in the Corporation's 2001 proxy solicitation material must set forth such proposal in writing and such proposal must be received by the Secretary of the Corporation at 17305 Von Karman Avenue, Irvine, CA 92614 (Attention: Susan Linder, Secretary) on or before November 30, 2000. The Board will review any proposals from eligible stockholders which it receives by that date and will determine whether any such proposals will be included in its 2001 proxy solicitation materials. Any eligible stockholder is one who is the record or beneficial owner of at least 1% or $2,000 in market value of securities entitled to be voted on the proposal at that annual meeting and has held such securities for at least one year and who shall continue to own such securities through the date on which the annual meeting is held. If the Corporation is not notified of a stockholder proposal within the time period described above, then the proxies held by management of the Corporation provide discretionary authority to vote against such stockholder proposal, even though such proposal is not discussed in the Proxy.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Corporation's directors and executive officers (and possibly other persons) who own more than 10% of the Corporation's Class A Common Stock (collectively, "Reporting Person") to file with the SEC initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) reports they file.

         To the Corporation's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required during and for calendar year 1999, and based on the reports they were not required to file any other reports for 1999, the Corporation believes that during its fiscal year ended December 31, 1999, all Reporting Persons complied with all applicable filing requirements.


ANNUAL REPORT

         The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 without the exhibits thereto, has been mailed to stockholders of record at or about the close of business on March 21, 2000. The Corporation will provide a copy of the exhibits to its Annual Report on Form 10-K for the fiscal year ended December 31, 1999 upon the written request of any beneficial owner of the Corporation's securities as of the Record Date for the Annual Meeting and reimbursement of the Corporation's reasonable expenses. Such request should be addressed to Susan Linder, Secretary, First Alliance Corporation, 17305 Von Karman Avenue, Irvine, California 92614.

         The Board knows of no other business that will be presented at the 2000 Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable in their judgment.


ALL STOCKHOLDERS ARE URGED TO COMPLETE, MARK, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                              By Order of the Board of Directors



                                              /s/  Susan Linder, Secretary
                                              ----------------------------

Dated:  March 14, 2000
Irvine, California

                                   APPENDIX A

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                           FIRST ALLIANCE CORPORATION

         The undersigned, for the purpose of amending the Certificate of Incorporation of First Alliance Corporation, a Delaware corporation (the "Corporation"), does hereby certify that:

         The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was June 28, 1996.

         The Corporation, on January 31, 1999 amended the Certificate of Incorporation increasing the total number of shares of all classes of stock of the Corporation from 41 million shares to 76 million shares.

         This amendment to the Certificate of Incorporation has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

         Article IV of the Certificate of Incorporation of the Corporation is hereby repealed in its entirety and replaced with the following:

                                   ARTICLE IV
                            AUTHORIZED CAPITAL STOCK

                The Corporation is authorized to issue two classes of shares designated respectively "Common Stock" and "Preferred Stock" and such stock is referred to herein as Common Stock or Common Shares and Preferred Stock or Preferred Shares, respectively. The total number of shares of Common Stock the Corporation is authorized to issue is 75,000,000 and each such share shall have a par value of $.01, and the total number of shares of Preferred Stock the Corporation is authorized to issue is 1,000,000 and each such share shall have a par value of $.01. The Preferred Shares may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. Any Common Stock previously issued and entitled "Class A Common Stock" is hereby deemed reconstituted and shall be referred to as "Common Stock" for all purposes.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on behalf of the Corporation and does hereby verify and affirm, under penalty of perjury, that this amendment to the Certificate of Incorporation is the act and deed of the Corporation and that the facts stated herein are true as of April 27, 2000.

                                        FIRST ALLIANCE CORPORATION

                                        By: /s/ BRIAN CHISICK
                                            ------------------------------------
                                            Chairman and Chief Executive Officer

                      [This page intentionally left blank]

                                   APPENDIX B
                                   ----------

                               AMENDMENT NO. 2 TO

                           FIRST ALLIANCE CORPORATION

                            1996 STOCK INCENTIVE PLAN

This Amendment No. 2 (the "Amendment") to the First Alliance Corporation 1996 Incentive Stock Plan (the "Plan") is made as of April 27, 1999, subject to the approval hereof by the stockholders of First Alliance Corporation (the "Corporation") in the manner prescribed in the Plan and the Bylaws of the Corporation. Unless indicated otherwise, capitalized terms used and not defined herein have the meaning set forth in the Plan. All section references are to sections of the Plan.

The Plan is hereby amended as follows:

1.   Section 4 of the Plan is hereby amended to read in its entirety as follows:

     "Section 4.  STOCK SUBJECT TO PLAN

     "(a) Subject to adjustment as provided in Section 7 hereof, at any time, the aggregate number of Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed 3,125,000.

     "(b) The aggregate number of Shares subject to Awards granted during any calendar year to any one Eligible Person (including the number of shares involved in Awards having a value derived from the value of Shares) shall not exceed 3,125,000; PROVIDED, however, that the limitation set forth in this Section 4(b) shall not apply if such provision is not required in order for Awards to qualify as "performance based compensation" under
     Section 162(m) of the Code. Further, such aggregate number of shares shall be subject to adjustment under Section 7 only to the extent that such will not affect the status of any Award intended to qualify as "performance based compensation" under Section 162(m) of the Code.

     "(c) Subject to adjustment as provided in Section 7 hereof, the aggregate number of Shares issued and issuable pursuant to all Incentive Stock Options granted under this Plan shall not exceed 3,125,000; PROVIDED, however, that such aggregate number of shares shall be subject to adjustment under Section 7 only to the extent that such adjustment will not affect the status of any Incentive Stock Option under Section 422 of the Code. Such maximum number does not include the number of Shares subject to the unexercised portion of any Incentive Stock Option granted under this Plan that expires or is terminated.

     "(d) The aggregate number of Shares issued under this Plan at any time shall equal only the number of shares actually issued upon exercise or settlement of an Award and shall not include Shares, or rights with respect to Shares, that have been canceled or returned to the Company upon forfeiture of an Award or in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award."

                                   APPENDIX B
                                   ----------

2.   Except as amended hereby, the Plan shall remain in full force and effect.

3. The amendment set forth herein shall become effective upon approval by the holders of a majority of all outstanding shares of Common Stock of this Corporation entitled to vote thereon.

IN WITNESS WHEREOF, the Corporation has caused this Amendment No. 2 to the First Alliance Corporation 1996 Stock Incentive Plan to be duly executed by its authorized representative as of the date first stated above.


                                            FIRST ALLIANCE CORPORATION


                                         By: /s/    BRIAN CHISICK
                                            ------------------------------------
                                            Chairman and Chief Executive Officer

                                   APPENDIX C

                           FIRST ALLIANCE CORPORATION

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER
                                     -------

Purpose
-------

The Audit Committee shall with respect to this Corporation and its affiliates and consolidated subsidiaries (collectively, the "Company") operate independently of Company management, shall report regularly to the Board and shall also, among other things:

o Make recommendations to the Board regarding the engagement of independent public accountants, including the review and approval of the scope of services and the annual audit plan;

o Monitor and review the quality and activities of the Company's internal audit function and review and approve the scope of and annual audit plans for such function;

o    Monitor the adequacy of the Company's operating and internal controls;

o    Review the significant accounting policies of the Company; and

o    Review the Company's compliance with laws and regulations.

Members
-------

o Number: minimum of three directors, two of whom shall be independent directors.

Term
----

Committee members shall be appointed by the Board of Directors each year at the Board meeting immediately following the Annual Stockholders Meeting and shall serve at the pleasure of the Board until their resignation or removal.

Meetings
--------

Subject to the bylaws of the corporation, frequency and content as determined by the Chairman of the Committee.

Quorum
------

Two members, including the Committee Chairman

                                      PROXY


                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                        FOR USE AT THE ANNUAL MEETING ON

                           THURSDAY, APRIL 27, 2000 AT

                    17305 VON KARMAN AVENUE, IRVINE, CA 92614

The undersigned hereby appoints Merrill Butler, Brian Chisick, Sarah Chisick, Donald Kasle, Daniel Stevenson or each or any of them with full power of substitution, as attorneys and proxies for the undersigned to act and vote at the Annual Meeting of Stockholders of First Alliance Corporation and at any adjournments thereof as indicated upon the matters referred to on the reverse side and described in the Proxy Statement for the Annual Meeting to be held April 27, 2000, and, in their discretion, upon any other matters which may properly come before the Annual Meeting.

The proxy agents present and acting in person or by their substitutes (or if only one is present and acting, then that one) may exercise all of the powers conferred by this Proxy. Discretionary authority is confirmed by this Proxy with respect to certain matters as described in the Proxy Statement.

1.   Proposal 1: Election of Directors
     NOMINEES:   Francisco Nebot, Daniel L. Perl, and Jeffrey Smith

2.   Proposal 2: Amendment No. 2 to the Certificate of Incorporation

3.   Proposal 3: Approval of Amendment No. 2 to the 1996 Stock Incentive Plan

4.   Proposal 4: Ratification of Appointment of Independent Accountants.

PLEASE SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES.
-------------------------------------------------------------

IF NO OTHER CHOICE IS MADE, THE PROXIES SHALL VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES, AMENDMENT NO. 2 TO THE CERTIFICATE OF INCORPORATION, APPROVAL OF AMENDMENT NO. 2 TO THE 1996 STOCK INCENTIVE PLAN, AND APPROVAL OF RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS.

                                   SEE REVERSE
                                      SIDE



                   (continued and to be signed on other side)

[X]   PLEASE MARK YOUR
      VOTES AS IN THIS EXAMPLE

        A VOTE FOR ALL NOMINEES IS RECOMMENDED BY THE BOARD OF DIRECTORS

                                           FOR ALL          WITHHELD FROM ALL

1.      Election of Directors:
        (page 5)                           [      ]             [     ]



        FOR ALL EXCEPT the following nominee(s):


------------------------


      A VOTE FOR PROPOSAL NO. 2, FOR PROPOSAL NO. 3, AND FOR PROPOSAL NO. 4

                    IS RECOMMENDED BY THE BOARD OF DIRECTORS

2.   Amendment of Certificate of Incorporation (page 8):       FOR            AGAINST          ABSTAIN


                                                             [     ]          [     ]          [     ]


3.   Amendment of 1996 Stock Incentive Plan (page 9):          FOR            AGAINST          ABSTAIN


                                                             [     ]          [     ]          [     ]


4.   Ratification of Appointment of Independent Accountants    FOR            AGAINST          ABSTAIN
     (page 11)

                                                             [     ]          [     ]          [     ]



IMPORTANT - PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE TO: FIRST ALLIANCE CORPORATION, C/O AMERICAN STOCK TRANSFER AND TRUST, ATTN: DIANE STRONG, 3RD FLOOR, 6201 15TH AVENUE, BROOKLYN, NY 11219. THANK YOU.

BY SIGNING THIS PROXY, YOU HEREBY ACKNOWLEDGE RECEIPT OF THE CORPORATION'S 2000 ANNUAL REPORT TO STOCKHOLDERS, NOTICE OF THE CORPORATION'S 2000 ANNUAL MEETING OF STOCKHOLDERS, AND THE CORPORATION'S PROXY STATEMENT DATED MARCH 14, 2000.



Signature(s) of Stockholder(s)_____________________________ Date_________ , 2000
     NOTE: If acting as attorney, executor, trustee, or in an other representative capacity, please sign name exactly as your name(s) appear(s) on the Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing proxy.